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Exhibit 10(llll)

PROJECT 350

FORM OF PERFORMANCE AWARD UNDER
SIX FLAGS ENTERTAINMENT CORPORATION
LONG-TERM INCENTIVE PLAN

Value	•	Eligibility. The Executive will be granted a Project 350 Award after the Company achieves $350 million of adjusted EBITDA (the "Target EBITDA") in any consecutive 12-month period ending on or before December 31, 2011.
	•	Grant. The number of shares included in the Executive's Project 350 Award if the Target EBITDA is achieved will be equal to shares of restricted stock (the "Base Number").
	•	Grant Date. The grant date of any Project 350 Award will be after completion of the Company's 2011 audit.
	•	Pro Rated Award. The Executive will be granted a Project 350 Award in the following amounts after achievement of the applicable adjusted EBITDA targets:

Adjusted EBITDA	Percentage of Base Number
Below $330 million	0%
$330 million	50%
$350 million	100%
$350+ million	100% plus additional amountdetermined by the CompensationCommittee of the Board

The size of the Project 350 Award will be interpolated on a straight line basis for performance between two amounts (e.g., a Project 350 Award equal to 75% of the Base Number for Adjusted EBITDA of $340 million).
•

Target EBITDA Adjustment:    The 2011 adjusted EBITDA targets assume the Company achieves $275 million of adjusted EBITDA for 2010. If the Company's 2010 adjusted EBITDA is more or less than $275 million, the 2011 adjusted EBITDA targets will be reduced or increased appropriately (e.g., if the 2010 adjusted EBITDA is $280 million, the applicable 2011 adjusted EBITDA targets will be decreased by $5 million and if the 2010 adjusted EBITDA is $270 million, the applicable 2011 adjusted EBITDA targets will be increased by $5 million).

	•	Adjusted EBITDA. The Audit Committee of the Board will determine the Company's adjusted EBITDA after reviewing the Company's audited financial statements for the applicable year.
Form	•	Form. 100% of the value of the Project 350 Award will be granted in the form of restricted stock units.
Vesting	•	Normal Vesting. The Project 350 Award will vest if the following two vesting conditions are met:
•

2012 EBITDA.    The Company's adjusted EBITDA for 2012 must be at least 97.5% of adjusted target EBITDA for 2011. If this target is not achieved, 50% of the Project 350 Award will be immediately forfeited.

•

Time Vesting.    The outstanding Project 350 Award (i.e., determined after any forfeiture due to the failure to achieve the 2012 adjusted EBITDA target) will vest on completion of the Company's 2012 audit if the Executive is then employed by the Company.

	•	Accelerated Vesting.
•

In the event the Executive's employment is terminated by the Company without Cause or by the Executive for Good Reason (a "Qualifying Termination") after the grant of the Project 350 Award, the Executive will vest in the pro rata portion (based on the portion of the time vesting period the executive is employed by the Company) of the Project 350 Award that would otherwise have vested upon completion of the Company's 2012 audit (i.e., assuming the 2012 EBITDA target is achieved, the Executive will vest in a pro rata portion of the full Project 350 Award).

•

If, after the grant of a Project 350 Award, the Executive has a Qualifying Termination during the 12-month period following a Change in Control, the Project 350 Award will 100% vest if the 2012 target EBITDA is achieved.

• If the Executive's employment is terminated due to death/disability after the grant of the Project 350 Award, the Project 350 Award will 100% vest if the 2012 target EBITDA is achieved.
	•	Other. As a condition to receiving the Project 350 Award, the Executive will waive any other applicable accelerated vesting provisions.
Other	•	Miscellaneous. The Project 350 Award will contain other customary terms and conditions determined by the Compensation Committee.

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  Exhibit 10(llll)
PROJECT 350 FORM OF PERFORMANCE AWARD UNDER SIX FLAGS ENTERTAINMENT CORPORATION LONG-TERM INCENTIVE PLAN